UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 4, 2005

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 18, 2005, IA Global, Inc. (the “Company”) filed a Form 8-K under Item 2.01 Completion of Acquisition or Disposition of Assets. The purpose of this Form 8-K is to amend the repayment schedule of the Senior Secured Promissory Note of $620,000 entered into on July 1, 2005 between the Company and IA Global Acquisition Co. and Ominira Networks, LLC. The amended note is due in installments from November 2005 to June 2006. A copy of the Amendment to Senior Secured Promissory Note is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 6, 2005, the Company filed a Form 8-K under Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant. The purpose of this Form 8-K is to amend the repayment schedule of the Senior Secured Promissory Note of 300,000,000 Yen or approximately $2,698,000 at current exchange rates entered into on September 30, 2005 between Global Hotline, Inc. and GMB International, Inc., a party affiliated with our majority shareholder. On October 7, 2005, 150,000,000 Yen was repaid and the remaining 150,000,000 Yen and interest is due to be paid on November 15, 2005. A copy of the Amendment to Senior Secured Promissory Note is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(c)	Exhibits –

Exhibit No.	Description

10.1	Amendment to Senior Secured Promissory Note dated November 4, 2005 between IA Global, Inc., IA Global Acquisition Co. and Ominira Networks, LLC

10.2	Amendment to Senior Secured Promissory Note dated November 4, 2005 between Global Hotline, Inc. and GMB International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: November 4, 2005

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer